Exhibit 99.1
Inhibrx Reports Fourth Quarter and Fiscal Year 2023 Financial Results

San Diego, CA, February 28, 2024 – Inhibrx, Inc. (Nasdaq: INBX) (“Inhibrx” or the “Company”), a biopharmaceutical company with three clinical programs in development and a strong emerging pipeline, today reported financial results for the fourth quarter and fiscal year 2023.

Key Highlights
•Sale of INBRX-101 to Sanofi: In January 2024, the Company announced that it entered into a definitive agreement with Aventis, Inc. (“Aventis”), a subsidiary of Sanofi, whereby Sanofi will indirectly acquire, through Aventis, all of the assets and liabilities associated with INBRX-101 (“the Merger”). Immediately prior to the closing of the Merger, all non-101 assets and liabilities will be spun out into a new publicly traded company, Inhibrx Biosciences, Inc. (“New Inhibrx”). Sanofi will acquire all outstanding shares of the Company and, in turn, each shareholder will receive (i) $30.00 per share in cash, (ii) one contingent value right per share, representing the right to receive a contingent payment of $5.00 in cash upon the achievement of a regulatory milestone, and (iii) one SEC-registered, publicly-traded, share of New Inhibrx per every four shares of Inhibrx common stock held. In addition, in connection with the transaction, Sanofi will assume and retire the Company’s outstanding third-party debt and fund New Inhibrx with $200.0 million in cash. Sanofi will also retain an equity interest in New Inhibrx of 8%. The Company expects the transaction to close in the second quarter of 2024.
•INBRX-105: The Company decided to terminate its INBRX-105 program after evaluation of the totality of data from the expansion cohorts, in which it determined the initial signal was not sufficiently validated to support the continuation of the program. The Company is in the process of winding down the clinical trial and expects it to be completed within the first half of 2024.
•All Company Employees and Directors are Currently Subject to a Company-wide Blackout Restricting the Trading of Inhibrx Stock: The Company plans to file the proxy statement related to the sale of INBRX-101 in the next few days. Shortly after public filing of the Company’s proxy statement, and in accordance with the Company’s insider trading policy, the Company expects to lift the Company-wide blackout. As of today, employees and board members hold approximately 3.5 million vested and in-the-money options in Inhibrx common stock. The shares issuable upon exercise of these options are generally freely tradable. Any in-the-money options still outstanding at the Merger close will be converted into the Merger Consideration, as defined in the Merger Agreement, and will not convert into New Inhibrx shares.

Financial Results
•Cash and Cash Equivalents. As of December 31, 2023, Inhibrx had cash and cash equivalents of $277.9 million, compared to $337.3 million as of September 30, 2023.
•R&D Expense. Research and development expenses were $82.1 million during the fourth quarter of 2023 as compared to $30.5 million during the fourth quarter of 2022. Research

Exhibit 99.1
and development expenses were $191.6 million during the fiscal year 2023 as compared to $110.2 million during the fiscal year 2022. The increase in research and development expenses during both periods was primarily due to the following factors:
◦an increase in contract manufacturing expenses due to the nature of the development and manufacturing activities performed during the current period at our CDMO and CRO partners supporting our clinical and preclinical therapeutic candidates, primarily due to large scale drug substance manufacturing services, including the utilization of raw materials during the fourth quarter of 2023, performed by one of our CDMO partners for INBRX-101, in addition to other activities performed with our CDMO partners which reflect the stage-specific needs of each of our programs, including early and late stage drug substance clinical manufacturing, drug product manufacturing, and selected BLA-enabling activities;
◦an increase in clinical trial expenses, primarily related to costs incurred following the initiation of the registration-enabling Phase 2 trial for INBRX-101 for the treatment of emphysema due to AATD, which was initiated during the current year, as well as the progression of the Company’s INBRX-109 registration-enabling Phase 2 trial for the treatment of unresectable or metastatic conventional chondrosarcoma. The Company also incurred increased costs associated with the utilization of Keytruda used in combination with INBRX-105 in our Phase 1/2 clinical trial; and
◦an increase in personnel-related costs, primarily related to an increase in headcount as a result of a significant expansion of the Company’s clinical team, as well as the issuance of additional stock options and the expansion of the bonus eligibility pool during the current year.
•G&A Expense. General and administrative expenses were $7.8 million during the fourth quarter of 2023, compared to $5.3 million during the fourth quarter of 2022. General and administrative expenses were $29.4 million during the fiscal year 2023, compared to $21.1 million during the fiscal year 2022. This increase in general and administrative expenses during both periods was primarily due to the following factors:
◦an increase in personnel-related costs, primarily related to an increase in headcount as the Company continues to build its commercial strategy and medical affairs team, as well as increased expense related to additional stock option grants to employees and the expansion of the bonus eligibility pool in the current year;
◦an increase in pre-commercialization expenses, primarily related to increases in consulting services to support the Company’s commercial operations business intelligence strategies and market research expenses related to INBRX-101 and INBRX-109; and
◦an increase in professional service expenses related to accounting and legal services which support the Company in its general corporate and intellectual property matters, including services performed during the fourth quarter of 2023 as related to the Company’s proposed Merger.

Exhibit 99.1
•Net Loss. Net loss was $93.6 million during the fourth quarter of 2023, or $1.73 per share, compared to $40.9 million during the fourth quarter of 2022, or $0.95 per share. Net loss was $241.4 million during the fiscal year 2023, or $5.12 per share, compared to $145.2 million during the fiscal year 2022, or $3.62 per share.

About Inhibrx, Inc.
Inhibrx is a clinical-stage biopharmaceutical company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. For more information, please visit www.inhibrx.com.

Forward Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: the closing of the Merger in the anticipated timeframe or at all; the potential benefits or payments in connection with the Merger; the ability to realize the anticipated benefits of the proposed Merger; the anticipated timing to wind down the INBRX-105 program; Inhibrx’s and its investigators’ judgments and beliefs regarding the strength of Inhibrx’s pipeline and the observed safety and efficacy to date of its therapeutic candidates; whether a trial is registration-enabling; future clinical development of Inhibrx’s therapeutic candidates, including any potential for approval or accelerated approval or implication that the results of earlier clinical trials or studies will be representative of later clinical trials. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Company’s shareholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the integration of the Company and Sanofi will be more difficult, time consuming or costly than expected; risks and costs relating to the separation of the assets and liabilities associated with INBRX-105, INBRX-106 and INBRX-109 and the consummation of the spin-off in the anticipated timeframe or at all; changes to the configuration of the INBRX-105, INBRX-106 and INBRX-109 businesses included in the separation if implemented; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from the Company’s ongoing business operation; negative effects of this announcement or the consummation of the proposed transaction on the market price of the Company’s shares of common stock and/or operating results; significant transaction costs; risks associated with the discovery of unknown liabilities prior to or after the closing of the proposed transactions; the risk of litigation and/or regulatory actions related to the proposed transactions or the Company’s business; other business effects and uncertainties,

Exhibit 99.1
including the effects of industry, market, business, economic, political or regulatory conditions; the conflicts in the Ukraine and the Middle East; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals. Important factors, risks and uncertainties that could cause actual results to differ materially from such forward looking statements also include but are not limited to the initiation, timing, progress and results of the Company’s research and development programs as well as the Company’s preclinical studies and clinical trials; the Company’s ability to advance therapeutic candidates into, and successfully complete, clinical trials; the Company’s interpretation of initial, interim or preliminary data from the Company’s clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals, including whether any product candidate, receives approval from the FDA, or similar regulatory authority, for an accelerated approval process; the commercialization of the Company’s therapeutic candidates, if approved; the pricing, coverage and reimbursement of the Company’s therapeutic candidates, if approved; the Company’s ability to utilize the Company’s technology platform to generate and advance additional therapeutic candidates; the implementation of the Company’s business model and strategic plans for the Company’s business and therapeutic candidates; the Company’s ability to successfully manufacture the Company’s therapeutic candidates for clinical trials and commercial use, if approved; the Company’s ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection the Company is able to establish and maintain for intellectual property rights covering the Company’s therapeutic candidates; the Company’s ability to enter into strategic partnerships and the potential benefits of such partnerships; the Company’s estimates regarding expenses, capital requirements and needs for additional financing; the ability to raise funds needed to satisfy the Company’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control; the Company’s financial performance; the Company’s and the Company’s third party partners’ and service providers’ ability to continue operations and advance the Company’s therapeutic candidates through clinical trials and the ability of the Company’s third party manufacturers to provide the required raw materials, antibodies and other biologics for the Company’s preclinical research and clinical trials in light of current market conditions or any pandemics, regional conflicts, sanctions, labor conditions, geopolitical events, natural disasters or extreme weather events; the ability to retain the continued service of the Company’s key professionals and to identify, hire and retain additional qualified professionals; and developments relating to the Company’s competitors and the Company’s industry; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K as well as its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It
In connection with the proposed acquisition, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed acquisition.

Exhibit 99.1
The definitive proxy statement will be mailed to the Company’s shareholders in connection with the proposed acquisition. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the proposed acquisition or other responses in relation to the proposed acquisition should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or on the Company’s website at https://www.inhibrx.com.

No Offer or Solicitation
This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation
The Company, its respective directors and certain of their respective executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from shareholders of the Company with respect to the potential transaction. Information about the identity of Company’s (i) directors is set forth in the section entitled “Our Board of Directors” on page 11 of Company’s proxy statement on Schedule 14A filed with the SEC on April 13, 2023 (the “2023 Proxy”) (and available here) and (ii) executive officers is set forth in the section entitled “Our Executive Officers” on page 14 of the 2023 Proxy (and available here). Information about the compensation of Company’s non-employee directors is set forth in the section entitled “Non-Employee Director Compensation Policy” starting on page 16 of the 2023 Proxy (and available here). Information about the compensation of Company’s named executive officers is set forth in the section entitled “Executive Compensation” starting on page 18 of the 2023 Proxy (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Certain Relationships and Related Party Transactions” on page 31 of the 2023 Proxy (and available here). Information about the beneficial ownership of Company securities by Company’s directors and named executive officers is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” starting on page 28 of the 2023 Proxy (and available here).

Exhibit 99.1
Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the 2023 Proxy have been reflected in the following Statements of Beneficial Ownership on Form 4 filed with the SEC: Form 4, filed by Jon Faiz Kayyem, with the filing of the Company on May 30, 2023; Form 4, filed by Kimberly Manhard, with the filing of the Company on May 30, 2023; Form 4, filed by Kristiina Vuori MD, with the filing of the Company on May 30, 2023; and Form 4, filed by Douglas Forsyth, with the filing of the Company on May 30, 2023. As of February 27, 2024, each of the “participants” set forth below “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than 1% of shares of common stock, par value $0.0001 share, of the Company.
Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.inhibrx.com.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
ir@inhibrx.com
858-795-4260

Exhibit 99.1
Inhibrx, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2023	2022	2023	2022
	(unaudited)
Revenue:
License fee revenue	$1,634	$274	$1,800	$2,178
Grant revenue	—	—	—	14
Total revenue	1,634	274	1,800	2,192
Operating expenses:
Research and development	82,091	30,451	191,640	110,186
General and administrative	7,832	5,323	29,381	21,123
Total operating expenses	89,923	35,774	221,021	131,309
Loss from operations	(88,289)	(35,500)	(219,221)	(129,117)
Total other income (expense)	(3,685)	(5,416)	(20,503)	(16,106)
Provision for income taxes	(4)	(1)	3	3
Loss on equity method investment	1,634	—	1,634	—
Net loss	$(93,604)	$(40,915)	$(241,361)	$(145,226)
Net loss per share, basic and diluted	$(1.73)	$(0.95)	$(5.12)	$(3.62)
Weighted-average shares of common stock outstanding, basic and diluted	54,035	43,268	47,130	40,108

Exhibit 99.1
Inhibrx, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	AS OF DECEMBER 31,
	2023	2022
Cash and cash equivalents	$277,924	$273,865
Other current assets	17,434	6,628
Non-current assets	12,535	10,382
Total assets	$307,893	$290,875

Debt, current and non-current	$206,968	$202,069
Other current liabilities	56,312	27,576
Other non-current liabilities	1,110	3,173
Total liabilities	264,390	232,818
Stockholders’ equity	43,503	58,057
Total liabilities and stockholders’ equity	$307,893	$290,875